AMENDED AND RESTATED CREDIT AGREEMENT




                       AMENDED AND RESTATED CREDIT AGREEMENT (this
             "Amended Agreement") dated as of June 12, 1996 among OCEANEERING INTERNATIONAL, INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                                W I T N E S S E T H :


                       WHEREAS, certain of the parties hereto have
             heretofore entered into a $75,000,000 Credit Agreement dated as of April 12, 1995 (the "Agreement"); and

                       WHEREAS, the parties hereto desire to amend such
             Agreement to modify the fees payable thereunder and the Funded Debt Covenant contained therein, to increase the aggregate amount of the Commitments of the Banks from $75,000,000 to $120,000,000, to add the New Banks (as defined below) as parties to the Agreement as amended and restated hereby, to provide for changes in the respective Commitments of the Banks as set forth herein and to restate such Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

                       NOW, THEREFORE, the parties hereto agree as
             follows:

                       SECTION 1.  Definitions; References.  Unless
             otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement", "the Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby. The term "Notes" defined in the Agreement shall include from and after the date hereof the New Notes (as defined below).

                       SECTION 2. Change in Fees. Section 2.06 of the Agreement is amended to read in its entirety as follows:

                       SECTION 2.06. Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of each Bank a commitment fee at the rate of 0.225% per annum on the daily average amount by which the amount of the Commitment of such Bank exceeds the aggregate outstanding principal amount of the Loans of such Bank.
             Such commitment fee shall accrue from and including the Effective Date to but excluding the last day of the Revolving Credit Period, and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period and on the last day of the Revolving Credit Period.

                       (b) For each day during the Revolving Credit
             Period on which the aggregate outstanding principal amount of the Loans equals or exceeds $100,000,000, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a utilization fee at the rate of 0.125% per annum on the daily aggregate principal amount of Loans outstanding on such day. Such utilization fee shall accrue from and including the Effective Date to but excluding the last day of the Revolving Credit Period, and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period and on the last day of the Revolving Credit Period.

                       (c)  For each day after the Revolving Credit
             Period on which the aggregate outstanding principal amount of the Loans equals or exceeds $75,000,000, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a utilization fee at the rate of 0.125% per annum on the daily aggregate principal amount of Loans outstanding on such day. Such utilization fee shall accrue from and including the Conversion Date to but excluding the Termination Date, and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 after the Revolving Credit Period and on the Termination Date.

                       (d) The Borrower shall pay to the Agent for its own account fees in the amounts and at the times heretofore agreed in writing between the Borrower and the Agent.

                       SECTION 3. Up-Front Fee. On or prior to the date this Amended Agreement becomes effective in accordance with
             Section 8 hereof, the Borrower shall pay to the Agent for the account of each Bank whose Commitment shall be an amount equal to or greater than $30,000,000, an up-front fee of .10% of the amount of such Bank s Commitment.

                       SECTION 4.  Amendment to Funded Debt Covenant.
             Section 5.07 of the Agreement is amended to read in its entirety as follows:

                       SECTION 5.07. Funded Debt. Consolidated Funded Debt will not exceed at any time 100% of Adjusted
             Consolidated Tangible Net Worth.  For purposes of this

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             Section, any preferred stock of a Consolidated Subsidiary
             held by a Person other than the Borrower or a Wholly Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in determining Consolidated Funded Debt.

                       SECTION 5. New Banks; Changes in Commitments. With effect from and including the date this Amended Agreement becomes effective in accordance with Section 8 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement (a "New Bank") shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof. Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Section 9.03 of the Agreement shall continue to inure to the benefit of each such Bank.

                       SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect thereto:

                       (a) no Default under the Agreement has occurred and is continuing; and

                       (b)  each representation and warranty of the
             Borrower set forth in the Agreement is true and correct as though made on and as of this date.

                       SECTION 7. Governing Law. This Amended Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                       SECTION 8. Counterparts; Effectiveness. This Amended Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amended Agreement shall become effective as of the date hereof when (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) the Agent shall have received a duly executed Note for each of the New Banks (a "New Note"), dated on or before the date of effectiveness hereof and otherwise in compliance with Section 2.03 of the Agreement; (iii) the Agent shall have received payment of

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             the fees payable in accordance with Section 3 hereof; (iv)
             the Agent shall have received an opinion of Baker & Botts, L.L.P., special counsel for the Borrower, and of George R. Haubenreich, Jr., General Counsel of the Borrower, substantially in the respective forms of Exhibits B-1 and B-2 to the Agreement with reference to the New Notes and the Agreement as amended hereby; and (v) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby, the New Notes and any other matters relevant hereto.











































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                  IN WITNESS WHEREOF, the parties hereto have caused this
          Amended Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                     OCEANEERING INTERNATIONAL, INC.



                                     By:  //s//ROBERT P. MINGOIA
                                     Robert P. Mingoia
                                     Treasurer



          Commitments
          $30,000,000


                                      ABN AMRO BANK N.V., Houston Agency

                                      By ABN AMRO NORTH AMERICA, INC.,
                                           as Agent



                                      By:  //s//H. GENE SHIELS
                                      H. Gene Shiels
                                      Vice President and Director


                                      By:  //s//W. BRYAN CAMPBELL
                                      W. Bryan Campbell
                                      Vice President and Director



          $ 30,000,000               MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK



                                      By:  //s//JAMES S. FINCH
                                      James S. Finch
                                      Vice President








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          $ 30,000,000                TEXAS COMMERCE BANK NATIONAL
                                         ASSOCIATION



                                      By:  //s//MONA M. FOCH
                                      Mona M. Foch
                                      Vice President



          $ 30,000,000                WELLS FARGO BANK (TEXAS),
                                        N.A.



                                      By:  //s//FRANK W. SCHAGEMAN
                                      Frank W. Schageman
                                      Vice President



          _________________
          Total Commitments

          $120,000,000
          =================


                                     MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent



                                      By:  //s//JAMES S. FINCH
                                      James S. Finch
                                      Vice President
















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